Exhibit 10.10

LIMITED GUARANTY AGREEMENT

THIS LIMITED GUARANTY AGREEMENT effective December 20th , 2018 (together with any amendments or modifications hereto in effect from time to time, the “Guaranty”), made by DAVID E. SOBELMAN, an individual, having an address of 3117 West Oaklyn Avenue, Tampa, Florida 33609 (“Guarantor”), in favor of AMERICAN MOMENTUM BANK, its successors and assigns, having an address of 500 South Washington Boulevard, Sarasota, Florida 34236 (“Lender”).

To induce Lender to make loans, extensions of credit or other financial accommodations to GENERATION INCOME PROPERTIES, INC., a Maryland corporation (“Borrower”), now or in the future, and with full knowledge that Lender would not make the said loans, extensions of credit or financial accommodations without this Guaranty, which shall be construed as a contract of suretyship, Guarantor unconditionally agrees as follows:

1. LIABILITIES GUARANTEED.

Guarantor hereby guarantees and becomes surety to Lender for the full, prompt and unconditional payment of the Liabilities (as defined below), when and as the same shall become due, any and all loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including actual documented reasonable attorneys’ fees) arising out of or in connection with or as a result of fraud or intentional misrepresentation of a material fact by Borrower or a single purpose entity (“SPEs”) pledging or hypothecating a mortgage or deed of trust to Lender in order to secure the Liabilities (as herein defined) and in connection with said Liabilities, but not otherwise. This is a continuing guaranty of payment and not of collection as to the matters guaranteed herein. Lender may require Guarantor to pay and perform its liabilities and obligations under this Guaranty and may proceed immediately against Guarantor without being required to bring any proceeding or take any action against Borrower, any other guarantor or any other person, entity or property prior thereto, the liability of Guarantor hereunder being joint and several, and independent of and separate from the liability of Borrower, any other guarantor or person, and the availability of other collateral security for the Note and the other Loan Documents.

2. DEFINITIONS.

2.1. “Note” means that certain Promissory Note of even date herewith in the principal amount of Six Million One Hundred Thousand and No/100 Dollars ($6,100,000.00) from Borrower to Lender.

2.2. “Loan Documents” shall mean all documents and instruments entered into between Borrower and Lender so as to secure Borrower’s liability to the Lender. The terms of the Loan Documents are hereby made a part of this Guaranty to the same extent and with the same effect as if fully set forth herein.

2.3. “Liabilities” means, collectively: (i) the repayment of up to fifty percent (50.0%) of the outstanding principal due under the Note (and all extensions, renewals, future advances, replacements and amendments thereof); and (ii) the performance by Borrower in all material respects of all terms, conditions and covenants of Borrower or any SPE set forth in the Loan Documents.

3. REPRESENTATION AND WARRANTIES. Guarantor represents and warrants to Lender as follows:

3.1. Organization. Powers. Guarantor (i) is an adult individual, U.S. Citizen, and a resident of the State of Florida; (ii) has the power and authority to own his properties and assets and to carry on his business as now being conducted and as now contemplated; and (iii) has the power and authority to execute, deliver and perform, and by all necessary action has authorized the execution, delivery and performance of, all of his obligations under this Guaranty.

3.2. Execution of Guaranty. This Guaranty has been duly executed and delivered by Guarantor. Execution, delivery and performance of this Guaranty will not: (i) violate any provision of law, order of any court, agency or instrumentality of government, or any provision of any indenture, agreement or other instrument to which Guarantor is a party or by which he or any of his properties is bound; (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature, other than the liens created by the Loan Documents; and (iii) to his knowledge, require any authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental authority applicable to him.

3.3. Obligations of Guarantor. This Guaranty is the legal, valid and binding obligation of Guarantor, enforceable against him in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors’ rights generally. The loans or credit accommodations made by Lender to Borrower and the assumption by Guarantor of his obligations hereunder will result in material benefits to Guarantor. This Guaranty was entered into by Guarantor for commercial purposes.

3.4. Litigation. There is no action, suit, or proceeding at law or in equity or by or before any governmental authority, agency or other instrumentality now pending or, to the knowledge of Guarantor, threatened against or affecting Guarantor or any of his properties or rights which, if adversely determined, would materially impair or affect: (i) the value of any collateral securing the Liabilities; (ii) Guarantor’s right to carry on his business substantially as now conducted (and as now contemplated); (iii) his financial condition; or (iv) his capacity to consummate and perform his obligations under this Guaranty.

3.5. No Defaults. Guarantor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained herein (and no event has occurred and is continuing which with notice, or the passage of time, or either, would constitute a default), or, to the knowledge of Guarantor, in any other material agreement or instrument to which he is a party or by which he or any of his properties is bound.

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3.6. No Untrue Statements. No Loan Document or other document, certificate or statement furnished to Lender by or on behalf of Guarantor contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. Guarantor acknowledges that all such statements, representations and warranties shall be deemed to have been relied upon by Lender as an inducement to make the loan comprising the Liabilities to Borrower.

3.7. Financial Statements. All financial statements and other financial information heretofore furnished by Guarantor to Lender are true and correct in all material respects, and fairly present the financial condition of Guarantor as of the dates thereof, including all contingent liabilities of Guarantor, and the financial condition of Guarantor as stated in the financial statements provided to Lender has not changed materially and adversely since the dates of such documents.

4. EVENTS NOT AFFECTING GUARANTOR’S LIABILITY.

4.1. Without incurring responsibility to Guarantor, and without impairing or releasing the obligations of Guarantor to Lender hereunder, and without reducing the amount due under the terms of this Guaranty, Lender may at any time and from time to time, without the consent of or notice to Guarantor, upon any terms or conditions, and in whole or in part:

4.1.1. Change the manner, place or terms of payment of (including, without limitation, the interest rate and monthly payment amount), and/or change or extend the time for payment of, or renew or modify, any of the Liabilities or other obligation due Lender, any security therefor, or any of the Loan Documents evidencing same, and the Guaranty herein made shall apply to the Liabilities and the Loan Documents as so changed, extended, renewed or modified;

4.1.2. Sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property securing the Liabilities or other obligation due Lender;

4.1.3. Exercise or refrain from exercising any rights against Borrower or other obligated parties (including Guarantor) or against any security for the Liabilities or other obligation due Lender;

4.1.4. Settle or compromise any Liabilities or other obligation due Lender, whether in a proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration), and subordinate the payment of any of the Liabilities or other obligation due Lender, whether or not due, to the payment of liabilities owing to creditors of Borrower other than Lender and Guarantor;

4.1.5. Apply any sums it receives, by whomever paid or however realized, to any of the Liabilities or other obligation due Lender;

4.1.6. Add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other party who is in any way obligated for any of the Liabilities or other obligation due Lender;

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4.1.7. Accept any additional security for the Liabilities or other obligation due Lender; and/or

4.1.8. Take any other action which might constitute a defense available to, or a discharge of, Borrower or any other obligated party (including Guarantor) in respect of the Liabilities or other obligation due Lender.

4.2. The invalidity, irregularity or unenforceability of all or any part of the Liabilities or other obligation due Lender or any Loan Document, or the impairment or loss of any security therefor, whether caused by any action or inaction of Lender, or otherwise, shall not affect, impair or be a defense to Guarantor’s obligations under this Guaranty.

5. LIMITATION ON SUBROGATION.

Until such time as the Liabilities and all other amounts and obligations due lender from Borrower are paid in full, Guarantor waives any present or future right to which Guarantor is or may become entitled to be subrogated to Lender’s rights against Borrower or to seek contribution, reimbursement, indemnification, payment or the like, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such waiver, any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement, or indemnification at any time when all of the Liabilities and other amounts and obligations due Lender have not been paid in full, Guarantor shall hold such funds or property in trust for Lender and shall forthwith pay over to Lender such funds and/or property to be applied by Lender to the Liabilities but only to the extent of Guarantor’s liability hereunder. Notwithstanding anything to the contrary herein, distributions to Guarantor shall be permitted so long as there is no Event of Default by Borrower under any loan facility by Lender to Borrower and such distribution is in the ordinary course of business.

6. EVENTS OF DEFAULT.

Each of the following shall constitute a default (each, an “Event of Default”) hereunder:

6.1. A breach by Guarantor of any other term, covenant, condition, obligation or agreement under this Guaranty, and such breach, if curable, is not cured within thirty (30) days after written notice of default is given by Lender, unless the same is not capable of being cured within said thirty (30) day period, in which case Guarantor shall have such longer period of time not to exceed ninety (90) days in total (inclusive of such thirty (30) day period) in which to cure such default provided that he commences such cure within such initial thirty (30) day period and thereafter diligently prosecutes the same to completion;

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6.2. Any representation or warranty made by Guarantor in this Guaranty shall prove to be false, incorrect or misleading in any material respect; provided, however, if, but only if, such breach or default is curable, an Event of Default shall not be deemed to have occurred hereunder unless such breach or default is not cured within thirty (30) days after written notice of such breach or default is given by Lender, unless the same is not capable of being cured within said thirty (30) day period, in which case Guarantor shall have such longer period of time not to exceed ninety (90) days in total (inclusive of such thirty (30) day period) in which to cure such default provided that he commences such cure within such initial thirty (30) day period and thereafter diligently prosecutes the same to completion;

6.3. Except as expressly permitted in the Loan Documents, any transfer, sale, conveyance, disposition or assignment the membership, partnership, stock or other ownership interest or management rights of Guarantor in Borrower, whether voluntary, involuntary, or by operation of law, without the express prior written consent of Lender; and/or

6.4. A breach, default or event of default by Borrower or Guarantor under any of the other Loan Documents, after giving effect to any applicable notice or cure provisions therein (if any).

7. REMEDIES.

7.1. Upon an Event of Default and so long as Lender has incurred a loss, damage, cost, expense, liability, claim or other obligation as a result of the fraud or intentional misrepresentation of a material fact by Borrower or an SPE pledging or hypothecating a mortgage or deed of trust to Lender in order to secure the Liabilities, all liabilities of Guarantor hereunder shall become immediately due and payable without demand or notice (except to the extent expressly provided herein) and, in addition to any other remedies provided by law, the Lender may take any or all of the following actions without requirement of demand for payment or performance on the part of Borrower or any other person and without requirement of any notice or resort to any collateral:

7.1.1. Declare all of Borrower’s obligations under the Loan Documents, regardless of their terms, immediately due and payable and that performance thereof is immediately required;

7.1.2. Accelerate any and all obligations of Borrower and/or the Liabilities and require their immediate and full performance;

7.1.3. Enforce the Liabilities of Guarantor under this Guaranty, subject to the limitations contained in the definition of “Liabilities”;

7.1.4. To the extent not prohibited by and in addition to any other remedy provided by law, setoff against any of the Liabilities any sum owed by Lender in any capacity to Guarantor whether due or not;

7.1.5. Perform any covenant or agreement of Guarantor in default hereunder (but without obligation to do so) and in that regard pay such money as may be required or as Lender may reasonably deem expedient. Any costs, expenses or fees, including reasonable attorneys’ fees and costs, incurred by Lender in connection with the foregoing

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shall be included in the Liabilities, with no limitation as to repayment amount, and shall be due and payable on demand, together with interest at the Default Rate (as defined and described in the Note) but only as to the Liabilities, such interest to be calculated from the date of such advance to the date of repayment thereof. Any such action by Lender shall not be deemed to be a waiver or release of Guarantor hereunder and shall be without prejudice to any other right or remedy of Lender;

7.1.6. Lender shall have all rights and remedies afforded to it under the Note and the other Loan Documents.

7.2. Settlement of any claim by Lender against Borrower, whether in any proceeding or not, and whether voluntary or involuntary, shall not reduce the amount due under the terms of this Guaranty, except to the extent of the amount actually paid by Borrower or any other obligated party and legally retained by Lender in connection with the settlement (unless otherwise provided for herein).

8. MISCELLANEOUS.

8.1. Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Guarantor to any regulatory body or agency having jurisdiction over Lender if required by such regulatory body or agency as part of any audit or otherwise, or to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower or Guarantor. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Guarantor.

8.2. Remedies Cumulative. The rights and remedies of Lender, as provided herein and in any other Loan Document, shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The failure, at any one or more times, of Lender to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Lender shall have the right to take any action it deems appropriate without the necessity of resorting to any collateral securing this Guaranty.

8.3. Integration. This Guaranty and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

8.4. Attorneys’ Fees and Expenses. If Lender retains the services of counsel by reason of a claim of an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Guaranty, or for .examination of matters subject to Lender’s approval under the Loan Documents, all costs of suit and all reasonable actual and documented attorneys’ fees and such other reasonable expenses so incurred by Lender shall forthwith, on demand, become due and payable and shall be secured hereby. Notwithstanding the above, in the event of litigation, Lender shall only be entitled to attorney’s fees if it is the prevailing party.

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8.5. No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

8.6. Waiver. Guarantor waives notice of acceptance of this Guaranty and notice of the Liabilities and, except to the extent otherwise expressly provided herein, waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which Guarantor might otherwise be entitled or which might be required by law to be given by Lender. Guarantor waives the right to marshalling of Borrower’s assets or any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Lender against it. Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and the right to assert against Lender any defenses, set-offs, counterclaims, or claims that Guarantor may have at any time against Borrower or any other party liable to Lender.

8.7. No Third Party Beneficiary. Except as otherwise provided herein, Guarantor and Lender do not intend the benefits of this Guaranty to inure to any third party and no third party (including Borrower) shall have any status, right or entitlement under this Guaranty.

8.8. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Guaranty shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

8.9. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Guaranty shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Guaranty cannot be assigned by Guarantor without the prior written consent of Lender, and any such assignment or attempted assignment by Guarantor shall be void and of no effect with respect to the Lender. All covenants, agreements, representations and warranties of Guarantor contained herein and in any document or item delivered pursuant hereto shall survive the execution hereof and continue and remain in full force and effect until all Liabilities and all other obligations due Lender have been paid, performed and satisfied in full.

8.10. Modifications. This Guaranty may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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8.11. Sales or Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in the Liabilities, the Note and/or the obligations evidenced thereby. The holder of any such sale or assignment, but not of any participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker’s lien with respect to any and all obligations of such holder to Guarantor, in each case as fully as though Guarantor were directly indebted to such holder. Lender will give notice to Guarantor of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender’s or such holder’s rights hereunder.

8.12. Jurisdiction; Venue. Guarantor hereby consents and agrees that any action or proceeding against him may be commenced and maintained in the Florida state courts situate in Hillsborough County, Florida, and Guarantor agrees that the courts shall have jurisdiction with respect to the subject matter hereof and the person of Guarantor and all collateral securing the obligations of Guarantor. Guarantor agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum. Venue of any proceeding seeking enforcement of or otherwise related to this Guaranty shall lie exclusively in Hillsborough County, Florida.

8.13. Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Guaranty shall be given in accordance with the notice provisions of the Loan Agreement between Guarantor, Borrower and Lender, of even date herewith.

8.14. Governing Law. This Guaranty shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

8.15. Joint and Several Liability. If Guarantor consists of more than one person or entity, the word “Guarantor” shall mean each of them and their liability shall be joint and several. The liability of Guarantor shall also be joint and several with the liability of any other guarantor under any other guaranty.

8.16. Continuing Enforcement. If, after receipt of any payment of all or any part of the Liabilities, Lender is compelled to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Guaranty shall continue in full force and effect or be reinstated, as the case may be, and Guarantor shall be liable to the extent provided in Section 1 hereof. The provisions of this Section shall survive the termination of this Guaranty and shall remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, this Guaranty or any other Loan Document, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the Liabilities having become final and irrevocable.

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8.17. Waiver of Jury Trial. GUARANTOR AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR GUARANTOR ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND GUARANTOR EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. GUARANTOR ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS GUARANTY AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS GUARANTY.

IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has duly executed and delivered this Limited Guaranty Agreement as of the day and year first above written.

DAVID E. SOBELMAN, individually

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